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UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

NORTH TRACK FUNDS, INC.

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

NORTH TRACK FUNDS, INC.

Supplement Dated April 5, 2007
to
Prospectus Dated February 12, 2007
and to
Proxy Statement for Special Meeting of Shareholders to be Held on April 30, 2007

Change in Portfolio Manager for the Wisconsin Tax-Exempt Fund

Effective April 5, 2007, Derek J. Pawlak, a member of the team of investment professionals that manages the Wisconsin Tax Exempt Fund, resigned from his positions with North Track Funds, Inc. and Ziegler Capital Management, LLC, investment advisor to North Track Funds, Inc., to pursue other opportunities. Richard D. Scargill, Brian K. Andrew, CFA and Wendy W. Stojadinovic, CFA, all of whom worked as a team of investment professionals with Mr. Pawlak to manage the assets of the Wisconsin Tax-Exempt Fund, will continue to work together to manage the assets of the Fund. Mr. Scargill will take over Mr. Pawlak's position as leader of the team. Given the continuity of portfolio managers working on this team, we expect that shareholders will see no change in the manner in which this team manages the Fund's assets.